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                                                                 Exhibit (n)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 of Registration Statement No. 333-69522 of MetLife Investors Variable Life Account One on Form N-6 of our report dated March 31, 2005 relating to MetLife Investors Variable Life Account One appearing in this Prospectus, which is part of such Registration Statement, and our report dated April 25, 2005 relating to MetLife Investors Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance), appearing in the Statement of Additional Information, which is also part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus and Statement of Additional Information.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
July 15, 2005